EXHIBIT 23.02


                CONSENT OF PINCOCK, ALLEN & HOLT


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               [PINCOCK, ALLEN & HOLT LETTERHEAD]



                         March 24, 1997

Mr. John Bielun
Chief Financial Officer
Alta Gold Co.
601 Whitney Ranch Road
Suite 10
Henderson, Nevada 89014

Dear Sirs:

     Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference in the registration statements on Form S-8 (nos. 33-305695, 33-305697 and 33-305699) and on Form S-3 (no. 33-84046)
of Alta Gold Co. of our report entitled "Reserve Audit, Kinsley Mountain Gold Mine, Olinghouse Gold Project, Griffon Gold Project, and the Copper Flat Copper Project," dated March 14, 1997 and all references to our firm included in or made part of Alta Gold Co.'s Annual Report or Form 10-K for the fiscal year ending December 31, 1996.

                              Sincerely,

                              PINCOCK, ALLEN & HOLT


                              /s/ John W. Rozelle, C.P.G.
                              John W. Rozelle, C.P.G.
                              Principal Geologist

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